Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 26, 2010	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Second Quarter 2010

SEATTLE – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $35 million, or $0.21 per diluted share, on revenues of $258 million. Earnings for the second quarter of 2009 were $32 million, or $0.19 per diluted share, on revenues of $272 million.

Earnings for the first six months of 2010 were $122 million, or $0.75 per diluted share, on revenues of $575 million. Results for the first six months of 2010 include an $11 million ($0.07 per diluted share) after-tax gain on the first-quarter sale of certain natural gas assets. As a result, income from continuing operations for the first six months was $111 million, or $0.68 per diluted share.

Earnings for the first six months of 2009 were $189 million, or $1.15 per diluted share, on revenues of $742 million. Results for the first six months of 2009 included the effect of a $7 million after-tax ($12 million pre-tax) impairment charge related to the company’s lumber manufacturing business, which reduced net income by $0.04 per diluted share, and approximately $2 million after-tax ($4 million pre-tax) of severance costs, reducing net income by $0.01 per diluted share. The results for the first six months also benefited from the reversal of prior period tax expenses and a reduction in the deferred tax liability. These changes resulted in a one-time tax benefit of approximately $8 million, or $0.05 per diluted share.

Cash provided by operating activities for the second quarter of 2010 totaled $78 million. The company ended the quarter with $250 million in cash and cash equivalents.

“Our second quarter results were better than expected,” said Rick Holley, Plum Creek’s president and chief executive officer. “Northern sawlog prices, both softwood in the Pacific Northwest and hardwood in the Lake States and Northeast improved more than we had initially anticipated. Pulpwood markets throughout the country remained attractive, and improved demand from industrial panel customers led to solid gains in our manufacturing segment. In addition, activity in our real estate segment was better than expected.”

Review of Operations

The Northern Resources segment reported a $3 million profit for the quarter, up $10 million from the $7 million operating loss it reported during the second quarter of 2009. Sawlog

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Plum Creek Timber Company Reports Results

demand and pricing improved from the extreme lows experienced during the second quarter of 2009. Average sawlog prices improved more than $15 per ton, or 30 percent, from the lows they reached during the second quarter of 2009. The company’s second-quarter sawlog harvest of 484,000 tons was 113,000 tons, or 30 percent, higher than the same period of 2009 as lumber customers increased demand in response to attractive lumber prices. Average pulpwood prices were unchanged, and pulpwood harvest volumes were approximately 12 percent, or 49,000 tons, lower compared to the second quarter of 2009.

Operating profit in the Southern Resources segment was $24 million compared to a $23 million profit reported during the second quarter of 2009. Higher prices for the company’s timber offset the impact of lower harvest volumes compared to the second quarter of 2009. Sawlog prices were $1 per ton, or about 5 percent higher, while sawlog harvest volumes were approximately 8 percent lower. Pulpwood prices were $12 per ton, or $3 per ton (31 percent), higher than the prices during the second quarter of 2009. The second quarter pulpwood harvest was approximately 400,000 tons lower than the volume harvested during the second quarter of 2009 as part of the company’s plan to reduce the pulpwood harvest by 1 million tons from 2009’s level.

The Real Estate segment reported total revenue of $43 million and operating income of $26 million. Second quarter 2009 Real Estate segment revenue was $78 million resulting in operating income of $44 million. The 2009 results included a $38 million sale of Wisconsin timberlands that contributed approximately $23 million to the segment’s income.

Approximately 20,000 acres were sold during the second quarter of 2010. These rural land sales consisted of approximately 18,000 acres of recreation lands and approximately 2,000 acres of small, non-strategic timberlands. The recreation lands captured average values of $2,200 per acre, consistent with those of the past 18 months. The small, non-strategic timberlands captured approximately $1,100 per acre. Conservation land sales of 215 acres captured average values of $1,450 per acre, and 60 acres of development land were sold at approximately $6,000 per acre.

The Manufacturing segment reported $10 million of operating income for the second quarter, significantly above the breakeven results for the segment during the second quarter of 2009. The segment results benefitted from $2 million of income from the sale of equipment from its closed Pablo lumber mill. Improved industrial demand drove price and volume gains for both the plywood and medium density fiberboard product lines. Lumber sales volumes were significantly lower as the result of the permanent closure of two lumber mills in 2009. Lumber prices were higher than the extreme lows set in the second quarter of 2009. While our average lumber price realization increased 54 percent over the 2009 second quarter average, a portion of the increase resulted from the favorable mix shift that occurred with the sawmill closures. The remaining sawmill produces higher-priced pine boards which had a 30 percent improvement in price.

Share Repurchase

During the second quarter, the company used $50 million of cash sourced from strategic timberland dispositions made in 2009 and the first quarter of 2010 to repurchase

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Plum Creek Timber Company Reports Results

approximately 1.37 million shares at an average price of $36.37 per share. As of June 30, 2010 Plum Creek had approximately 161.6 million shares outstanding.

Outlook

Business conditions have improved over the past year but the pace of recovery is slow. Pulpwood customers’ end markets remain healthy and industrial end-market demand for solid-wood products has improved. However, demand for sawlogs remains relatively weak as repair and remodel end-use markets and residential construction markets remain near historic lows.

During the second quarter, Northern harvests are typically at their lowest level of the year as thawing spring weather restricts harvesting activities. Both sawlog and pulpwood harvests in the Northern Resources segment are expected to increase during the third quarter and approach the harvest levels of the first quarter of 2010.

The Southern sawlog harvest is expected to be similar to the first quarter’s level while the Southern pulpwood harvest is expected to approach 1.65 million tons during the third quarter.

Third quarter Real Estate segment sales are expected to be between $50 million and $55 million. As in years past, the segment’s results are expected to exhibit a seasonal pattern of higher activity and sales levels in the second half of the year. The company expects full-year Real Estate segment sales to be between $350 million and $370 million, including the $89 million third-phase of the Montana conservation sale which will close in December.

Manufacturing results are expected to approximate the first quarter’s level as lumber prices have corrected from the strong levels experienced earlier in the year and demand for medium density fiberboard is expected to moderate during the second half of the year.

Reflecting the second quarter results and the outlook for the remainder of the year, the company now expects 2010 income from continuing operations to be between $1.35 and $1.50 per share. The company anticipates third quarter income from continuing operations to be between $0.20 and $0.25 per share.

“Disciplined capital allocation is one of the most important tools we have for long-term shareholder value creation,” continued Holley. “We continue to capture attractive arbitrage opportunities by sourcing capital from the sale of non-strategic properties at attractive private-market values and repurchasing our own stock at a significant discount to private-market value. Our proactive management of our timberland portfolio has allowed us to protect long-term shareholder value, and our conservative capital structure has provided the financial flexibility needed to make value-maximizing operating decisions.”

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 26, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

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Plum Creek Timber Company Reports Results

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 70045404.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 7 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition or disposition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Six Months Ended
	June 30, 2010	June 30, 2009
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$284	$262
Real Estate	142	346
Manufacturing	138	124
Other	11	10

Total Revenues	575	742

Costs and Expenses:
Cost of Goods Sold:
Timber	209	206
Real Estate	51	128
Manufacturing	122	140
Other	1	1

Total Cost of Goods Sold	383	475
Selling, General and Administrative	50	55

Total Costs and Expenses	433	530

Other Operating Income (Expense), net	9	—

Operating Income	151	212

Equity Earnings from Timberland Venture	29	29

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	39	47
Interest Expense (Note Payable to Timberland Venture)	29	29

Total Interest Expense, net	68	76

Gain on Extinguishment of Debt	—	1

Income before Income Taxes	112	166

Provision (Benefit) for Income Taxes	1	(23)

Income From Continuing Operations	111	189

Gain on Sale of Properties, net of tax	11	—

Net Income	$122	$189

Per Share Amounts:

Income From Continuing Operations - Basic	$0.68	$1.15
Income From Continuing Operations - Diluted	$0.68	$1.15

Net Income per Share - Basic	$0.75	$1.15
Net Income per Share - Diluted	$0.75	$1.15

Weighted Average Number of Shares Outstanding
- Basic	162.6	163.8
- Diluted	162.8	163.9

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	June 30, 2010	June 30, 2009
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$133	$123
Real Estate	43	78
Manufacturing	78	66
Other	4	5

Total Revenues	258	272

Costs and Expenses:
Cost of Goods Sold:
Timber	100	98
Real Estate	16	33
Manufacturing	68	64
Other	1	1

Total Cost of Goods Sold	185	196
Selling, General and Administrative	21	23

Total Costs and Expenses	206	219

Other Operating Income (Expense), net	4	—

Operating Income	56	53

Equity Earnings from Timberland Venture	15	14

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	19	23
Interest Expense (Note Payable to Timberland Venture)	15	15

Total Interest Expense, net	34	38

Income before Income Taxes	37	29

Provision (Benefit) for Income Taxes	2	(3)

Net Income	$35	$32

Per Share Amounts:

Net Income per Share - Basic	$0.21	$0.19
Net Income per Share - Diluted	$0.21	$0.19

Weighted Average Number of Shares Outstanding
- Basic	162.3	162.8
- Diluted	162.5	162.9

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2010	December 31, 2009
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$250	$299
Accounts Receivable	35	24
Taxes Receivable	1	15
Inventories	45	46
Deferred Tax Asset	7	6
Assets Held for Sale	98	115
Other Current Assets	21	14

	457	519

Timber and Timberlands, net	3,455	3,487
Property, Plant and Equipment, net	149	156
Equity Investment in Timberland Venture	202	201
Deferred Tax Asset	12	14
Investment in Grantor Trusts (at Fair Value)	32	33
Other Assets	36	38

Total Assets	$4,343	$4,448

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$51	$55
Line of Credit	320	—
Accounts Payable	30	32
Interest Payable	24	25
Wages Payable	14	20
Taxes Payable	16	14
Deferred Revenue	31	16
Other Current Liabilities	12	21

	498	183

Long-Term Debt	1,577	1,625
Line of Credit	—	320
Note Payable to Timberland Venture	783	783
Other Liabilities	79	71

Total Liabilities	2,937	2,982

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 161.6 at June 30, 2010, and 162.8 at December 31, 2009	2	2
Additional Paid-In Capital	2,239	2,233
Retained Earnings	96	110
Treasury Stock, at cost, Common Shares - 26.2 at June 30, 2010, and 24.8 at December 31, 2009	(911)	(860)
Accumulated Other Comprehensive Income (Loss)	(20)	(19)

Total Stockholders’ Equity	1,406	1,466

Total Liabilities and Stockholders’ Equity	$4,343	$4,448

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2010	June 30, 2009
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$122	$189
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2009)	48	57
Basis of Real Estate Sold	43	118
Equity Earnings from Timberland Venture	(29)	(29)
Distributions from Timberland Venture	28	25
Deferred Income Taxes	1	(21)
Gain on Sales of Properties and Other Assets	(13)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	6	(4)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	48
Income Tax Receivable	14	17
Other Working Capital Changes	(21)	(8)
Other	8	2

Net Cash Provided By Operating Activities	207	394

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(31)	(28)
Proceeds from Sales of Properties and Other Assets	13	—

Net Cash Used In Investing Activities	(18)	(28)

Cash Flows From Financing Activities:
Dividends	(136)	(138)
Borrowings on Line of Credit	1,137	431
Repayments on Line of Credit	(1,137)	(456)
Principal Payments and Retirement of Long-Term Debt	(53)	(138)
Proceeds from Stock Option Exercises	2	—
Acquisition of Treasury Stock	(51)	(87)

Net Cash Used In Financing Activities	(238)	(388)

Increase (Decrease) In Cash and Cash Equivalents	(49)	(22)
Cash and Cash Equivalents:
Beginning of Period	299	369

End of Period	$250	$347

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	June 30, 2010	June 30, 2009
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$35	$32
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	24	24
Basis of Real Estate Sold	11	29
Equity Earnings from Timberland Venture	(15)	(14)
Deferred Income Taxes	—	(4)
Gain on Sales of Properties and Other Assets	(2)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(2)
Working Capital Changes Impacting Cash Flow:
Income Tax Receivable	14	18
Other Working Capital Changes	11	25
Other	2	2

Net Cash Provided By Operating Activities	78	110

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(18)	(11)
Proceeds from Sales of Properties and Other Assets	2	—

Net Cash Used In Investing Activities	(16)	(11)

Cash Flows From Financing Activities:
Dividends	(68)	(69)
Borrowings on Line of Credit	569	206
Repayments on Line of Credit	(569)	(211)
Principal Payments and Retirement of Long-Term Debt	—	(33)
Proceeds from Stock Option Exercises	2	—
Acquisition of Treasury Stock	(50)	—

Net Cash Used In Financing Activities	(116)	(107)

Increase (Decrease) In Cash and Cash Equivalents	(54)	(8)
Cash and Cash Equivalents:
Beginning of Period	304	355

End of Period	$250	$347